UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012 (June 22, 2012)

Oxford Resource Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2012, Oxford Mining Company, LLC (the “Borrower”) and Oxford Resource Partners, LP (the “Registrant”) entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with Citicorp USA, Inc., as administrative agent (the “Administrative Agent”), and the Lenders party thereto, amending that certain Credit Agreement to which they are parties dated as of July 6, 2010, as previously amended (as so previously amended, the “Credit Agreement”).

Pursuant to the terms of the Fourth Amendment, the parties amended certain provisions of the Credit Agreement. These amendments, applicable for the remaining term of the Credit Agreement, include (i) retaining the required leverage ratio at 3.25:1.00 after June 30, 2012, instead of having it step down to 3.00:1.00 at July 1, 2012, (ii) authorizing certain Kentucky asset sales, and (iii) allowing quarterly distributions by the Registrant at a minimum level of $6,125,000 with an unlimited quarterly distribution amount allowed so long as the Registrant maintains a liquidity threshold of $12,000,000 after giving effect to the distribution.

These amendments effected through the Fourth Amendment were requested by the Borrower and the Registrant. The Registrant believes that these amendments will enable it to continue to implement and carry out its plans for (i) restructuring its Illinois Basin operations in Kentucky including the sale of excess idled equipment and other assets, (ii) enhancing its liquidity, (iii) continuing to focus on its core Northern Appalachian operations, and (iv) meeting its expectation to pay the minimum quarterly distribution of $0.4375 to its common unitholders for all of 2012 and thereafter while determining quarterly as its liquidity and other circumstances warrant the appropriate amount to pay as a quarterly distribution to its subordinated unitholders.

In connection with the Fourth Amendment the Borrower paid the Administrative Agent, for the ratable benefit of the Lenders executing the Fourth Amendment, a non-refundable amendment fee in the amount of 0.50% of the currently outstanding loan commitments of such Lenders under the Credit Agreement.

The foregoing summary of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

The information set forth in this Item 1.01 includes “forward-looking statements” — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, reference is made to the Registrant’s filings with the U.S. Securities and Exchange Commission. The Registrant undertakes no obligation and does not intend to update any forward-looking statements, whether as a result of new information or future events. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Fourth Amendment set forth above under Item 1.01 is incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

By:	Oxford Resources GP, LLC, its general partner

Dated: June 26, 2012	By:	/s/ Jeffrey M. Gutman
Name: Jeffrey M. Gutman
Title: Senior Vice President, Chief Financial Officer and Treasurer